EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122183 and No. 333-27271) of Nestor, Inc. of our report dated March 30, 2007 relating to the 2006 consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/Carlin Charron & Rosen LLP
Carlin Charron & Rosen LLP
Westborough, Massachusetts
March 30, 2007